KeyCorp Fourth Quarter 2020 Earnings Review January 21, 2021 Chris Gorman Chairman and Chief Executive Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Risks related to and stemming from COVID-19 are more fully described under “Risk Factors” in KeyCorp’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” “pre-provision net revenue,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 48 of our Form 10-Q dated September 30, 2020. GAAP: Generally Accepted Accounting Principles 2

4Q20 & FY2020 Highlights

Financial

- Record 4Q20 earnings per share of $.56 up 37% from 3Q20 and 24% from 4Q19
- All-time high revenue for both 4Q20 and FY2020
  - Record investment banking and debt placement fees of $243 MM in 4Q20 (FY2020: $661 MM)
  - Consumer mortgage fees of $176 MM in 2020, up 179% from 2019
  - Record consumer mortgage originations of $8.3 B and $2.3 B of Laurel Road originations in FY20
  - Net interest income reflects 8 bps linked quarter NIM improvement (incl. benefit from PPP)
- 4Q20 expense levels reflect higher incentive compensation from strong fee production, severance and charitable foundation contributions
- Return on average tangible common equity of 16.6% in 4Q20, up 440 bps from PQ

Credit Quality

- Strong credit quality: net charge offs to average loans of 53 bps (within targeted range)
- Provision for credit losses reflects strong credit metrics and outlook for the overall economy, credit migration and loan production
- Commercial portfolio focus areas performing in-line or better than expectations

Capital and Liquidity

- Strong capital position: CET1 ratio of 9.8% [(a)] – above targeted range
- Stress test results support strong credit profile and loss-absorbing capital: positioned to pay dividends and initiate new share repurchase program
  - Announced new share repurchase authorization of up to $900 MM for 1Q21-3Q21
  - Maintained dividend of $.185 per common share in 4Q20

PPP = Paycheck Protection Program
(a) 12/31/20 ratio is estimated

3

Financial Review 4

Financial Highlights

Continuing operations, unless otherwise noted

		4Q20	3Q20	4Q19	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .56	$ .41	$ .45	37 %	24 %
	Cash efficiency ratio[a]	60.3 %	60.6 %	58.7 %	(30) bps	160 bps
	Return on average tangible common equity[a]	16.6	12.2	14.1	440	250
	Return on average total assets	1.35	1.00	1.27	35	8
	Net interest margin	2.70	2.62	2.98	8	(28)
Capital	Common Equity Tier 1[b]	9.8 %	9.5 %	9.4 %	30 bps	40 bps
	Tier 1 risk-based capital[b]	11.1	10.9	10.9	20	20
	Tangible common equity to tangible assets[a]	7.9	7.8	8.6	10	(70)
Asset Quality	NCOs to average loans	.53 %	.49 %	.42 %	4 bps	11 bps
	NPLs to EOP portfolio loans	.78	.81	.61	(3)	17
	Allowance for credit losses to EOP loans	1.80	1.88	1.02	(8)	78

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliations

(b) 12/31/20 ratios are estimated

5

Loans $ in billions vs. Prior Year Total Average Loans Highlights  Average loans up 9% from 4Q19 − Balances reflect $7.5 B of average PPP balances in 4Q20 − Commercial balances reflect broad-based core C&I growth partially offset by decreased utilization − Consumer loan growth (+12%) driven by consumer mortgage and Laurel Road vs. Prior Quarter  Average loans down 3% from 3Q20 − Commercial balances reflect paydowns from line draws earlier in the year − Consumer loans up 3% reflecting:  Record $2.5 B funded consumer mortgage volume in 4Q20  $590 MM Laurel Road originations in 4Q20 $ in billions Portfolio Detail $94 4.47% 3.68% 3.00% 4.00% 5.00% 6.00% $60 $70 $80 $90 $100 $110 4Q19 1Q20 2Q20 3Q20 4Q20 Loan yieldTotal average loans $48 $54 4Q19 4Q20 ConsumerC&I $26 $29 4Q19 4Q20 PPP $6 $105 $8 6 $102 $7.5

$43.2 $80.6 $5.7 $6.2 0.71% 0.96% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% $0 $20 $40 $60 $80 $100 $120 $140 4Q19 1Q20 2Q20 3Q20 4Q20 Cost of total interest-bearing deposits  Average deposit balances up .6% from 3Q20 − Broad-based commercial growth and higher consumer balances − Partially offset by a continued decline in time deposits 4Q20 Average Deposit Mix  Average deposits up 21% from 4Q19 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA $ in billions $ in billions vs. Prior Year vs. Prior Quarter Consumer Commercial $113 .12% Average Deposits Highlights $136 .08%  Interest-bearing deposit costs down 11 bps from 3Q20, reflecting impact of lower interest rates  Strong and stable deposit base − 32% noninterest-bearing(a) − ~60% stable retail and low-cost escrow − 76% loan to deposit ratio(b) (a) Based on period-end balances (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits x 7 Deposits

2.98% 2.70% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 4Q19 1Q20 2Q20 3Q20 4Q20  Net interest income up $37 MM (+4%) from 3Q20 − Largely reflecting lower interest-bearing deposit costs and higher loan fees from PPP − Partially offset by elevated liquidity levels TE = Taxable equivalent Net interest income (TE) Net Interest Margin (TE) Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter $987 $1,043 Net Interest Income & Net Interest Margin Trend (TE ) Highlights x NIM Change vs. Prior Quarter 3Q20: 2.62% Loan fees .07 Deposit costs .06 Elevated liquidity (.05) Total change .08 4Q20: 2.70%  Net interest income up $56 MM (+6%) from 4Q19 − Largely driven by higher earning asset balances and loan fees − Partially offset by a lower net interest margin  Lower NIM driven by the impact from lower interest rates, elevated levels of liquidity, and P PP program participation 8

Noninterest Income

Noninterest Income

$ in millions up / (down)	4Q20	vs. 4Q19	vs. 3Q20
Trust and investment services income	$ 123	$ 3	$ (5)
Investment banking and debt placement fees	243	62	97
Service charges on deposit accounts	82	(4)	5
Operating lease income and other leasing gains	39	-	1
Corporate services income	63	(2)	12
Cards and payments income	97	30	(17)
Corporate-owned life insurance	38	(1)	8
Consumer mortgage income	43	22	(8)
Commercial mortgage servicing fees	32	13	14
Other income	42	28	14
Total noninterest income	$ 802	$ 151	$ 121

Highlights

vs. Prior Year

- Noninterest income up $151 MM (+23%) from 4Q19
  - Record quarter of investment banking and debt placement fees (+$62 MM)
  - Investments made in Key's mortgage business drove higher consumer mortgage income (+$22 MM)
  - $30 MM increase in cards and payments income driven by higher prepaid card activity
  - Strong commercial mortgage servicing fees (+$13 MM)

vs. Prior Quarter

- Noninterest income up $121 MM (+18%) from 3Q20
  - Record quarter of investment banking and debt placement fees (+$97 MM) driven by strong M&A and loan syndication fees
  - Strong commercial mortgage servicing fees (+$14 MM)
  - Partially offset by a decline in cards and payments income (-$17 MM)

9

Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	4Q20	vs. 4Q19	vs. 3Q20
Personnel	$ 661	$ (110)	$ (73)
Net occupancy	75	1	1
Computer processing	62	(11)	(3)
Business services, professional fees	54	-	(5)
Equipment	26	(1)	(1)
Operating lease expense	35	(3)	(2)
Marketing	30	(3)	(8)
FDIC assessment	9	(1)	(3)
Intangible asset amortization	15	4	-
OREO expense, net	-	3	(1)
Other expense	161	(27)	4
Total noninterest expense	$ 1,128	$ (148)	$ (91)

Highlights

vs. Prior Year

- Noninterest expense up $148 MM (+15%) from 4Q19
  - Higher personnel expense (+$110 MM) related to increased incentive and stock-based compensation from record fee generation in 4Q20, higher salaries and increased severance
  - Higher payments-related expense (reported in other expense) largely driven by heightened prepaid activity
  - Higher charitable foundation contributions (reported in other expense)

vs. Prior Quarter

- Noninterest expense up $91MM (+9%) from 3Q20
  - Higher personnel expense (+$73 MM) primarily related to increased incentive and stock-based compensation from record fee generation in 4Q20, as well as higher severance expense
  - Increased marketing expense (+$8 MM)

10

.42% .00% .20% .40% .60% .80% 1.00% $0 $100 $200 $300 $400 $500 4Q19 1Q20 2Q20 3Q20 4Q20 $ in millions Credit Quality $ in millions NCOs Provision for credit losses NCOs to avg loans $577 $785 .61% .78% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 4Q19 1Q20 2Q20 3Q20 4Q20 NPLs NPLs to period-end loans NCO = Net charge-off $968 $1,823 168% 232% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 4Q19 1Q20 2Q20 3Q20 4Q20 Allowance for credit losses to NPLs Allowance for credit losses Nonperforming Loans 4Q20 allowance for credit losses to period-end loans of 1.80% (excl. PPP 1.93%) Allowance for Credit Losses (ACL) Net Charge-offs & Provision for Credit Losses $ in millions .53% CECL Implementation $109 $20 $135 11 $99

Select Commercial Portfolio

Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications

Portfolios in Focus

$ in millions	12/31/20 Outstandings	9/30/20 Outstandings	% of Total Loans as of 12/31
Consumer behavior [(a)]	$ 5,083	$ 5,020	5.0%
Education	1,541	1,568	1.5
Sports	690	642	.7
Restaurants	400	396	.4
Retail commercial real estate [(b)]	$ 525	$ 640	.5%
Nondurable retail [(c)]	$ 638	$ 632	.6%
Travel / Tourism [(d)]	$ 2,523	$ 2,786	2.5%
Hotels	784	851	.8
Leveraged lending [(e)]	$ 1,700	$ 1,859	1.7%
Oil and gas	$ 1,993	$ 2,095	2.0%
Upstream (reserve-based)	1,263	1,391	1.2
Midstream	468	400	.5
Downstream	98	104	N/M

Portfolios reviewed on a frequent and ongoing basis

Note: Approximately 3% of outstandings overlapped in multiple categories

(a) Consumer behavior includes restaurants, sports, entertainment and leisure, services, education, etc.

(b) Retail commercial real estate is mainly composed of regional malls, strip centers (unanchored) and lifestyle centers

(c) Nondurable retail includes direct lending to retailers including apparel, hobby shops, nursery garden centers, cosmetics, and gas stations with convenience stores

(d) Travel/Tourism includes hotels, tours, and air/water/rail leasing

(e) Leveraged lending exposures have total debt to EBITDA greater than four times or senior debt to EBITDA greater than three times and meet the purpose test (the new debt finances a buyout, acquisition, or capital distribution)

12

Capital

Common Equity Tier 1 [(a)]


11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
9.4%
9.8%
4Q19
1Q20
2Q20
3Q20
4Q20

Highlights

- Strong capital position: CET1 ratio up 30 bps from 3Q20 to 9.8% [(a)] at 12/31/2020 – above targeted range
- Stress test results support strong credit profile and loss-absorbing capital:
  - Announced new share repurchase authorization of up to $900 MM for 1Q21-3Q21
  - Maintained dividend of $.185 per common share in 4Q20

Tangible Common Equity to Tangible Assets [(b)]


10.0%
9.0%
8.0%
7.0%
6.0%
8.6%
7.9%
4Q19
1Q20
2Q20
3Q20
4Q20

Common Share Dividend


$.74
$0.215
2013
2014
2015
2016
2017
2018
2019
2020

(a) 12/31/20 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision
(b) Non-GAAP measure: see Appendix for reconciliation

13

FY2021 Outlook & Long -term Targets

	FY 2021 (vs. FY 2020)
Average Balance Sheet	• Loans: relatively stable • Deposits: up low-single digit
Net Interest Income (TE)	• Net interest income: relatively stable (includes ongoing participation in PPP)
Noninterest Income	• Noninterest income: up low-single digit
Noninterest Expense	• Noninterest expense: down low-single digit
Credit Quality	• Net charge-offs to average loans: 50 - 60 bps
Taxes	• GAAP tax rate: ~19%

Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%

Long-term Targets

- Positive operating leverage
- Cash efficiency ratio: 54% - 56%
- Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps
- ROTCE: 16% - 19%

14

Appendix 15

Total Commercial Loans C&I $40 CRE $18 $ in billions 12/31/20 % of total loans Commercial and industrial $ 52.9 52 Commercial real estate 14.7 15 Commercial lease financing 4.4 4 Total Commercial $ 72.0 71% Commercial Loan Portfolio Detail  Solid middle market portfolio  Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise  High-quality borrowers  Small, stable leveraged portfolio: < 2% of total loans Portfolio Highlights  Target specific client segments focused in 7 industry verticals  Experienced bankers with deep industry expertise  Focused on high quality clients  Credit quality metrics remain strong and stable − Disciplined, consistent underwriting − Active surveillance with ongoing portfolio reviews − Dynamic assessment of ratings migration  Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships  Significantly scaled back construction portfolio from pre- recession (42% in 2008  14% in 2020)  Focused on relationships with owners and operators  Strategic focus in CDLI and multifamily Commercial Real Estate (CRE) Commercial & Industrial (C&I) Consumer Energy Healthcare Industrial Public Sector Real Estate Technology Targeted Industry Verticals ~80% commercial bank credit exposure from relationship(a) clients (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 16

$1.5 $1.3 $2.2 $2.3 $2.5 4Q19 1Q20 2Q20 3Q20 4Q20 Origination Volume $801 $611 $706 $419 $590 4Q19 1Q20 2Q20 3Q20 4Q20 Origination Volume Portfolio Highlights  Prime & super prime client base focused on relationships  Continued consumer originations bring more balance to portfolio  Continuing to invest in digital to drive future growth weighted average FICO at origination Total Consumer Loans Consumer Loan Portfolio Detail C&I $40 CRE $18 $ in billions 12/31/20 % of total loans WA FICO at origination Consumer mortgage 9.3 9 769 Home equity 9.4 9 812 Consumer direct 4.7 5 766 Credit card 1.0 1 800 Consumer indirect 4.8 5 775 Total Consumer $ 29.2 29% 781 $ in millions East Other $ in billions  High-quality client base: primarily healthcare professionals − Weighted average FICO at origination: ~789 − Weighted average borrower income: >$200 K  Growth engine for consumer business: 33K net new households added since acquisition with opportunity for further integration  Focused on prime/super-prime clients (FICO: 769)  Investing in digital capabilities to enhance client experience and improve efficiency  Continued momentum with record loan originations of $2.5 B in 4Q20 and $8.3 B in FY20 Laurel Road Consumer Mortgage Other East Other 781 17

Average Total Investment Securities Average AFS securities Investment Portfolio Average yield(a) Average HTM securities $ in billions Highlights 2.47% .50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $8.0 $16.0 $24.0 $32.0 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 $32.5 $36.0 1.93% Securities Cash Flows (b) as a % of Total Securities Securities cash flows as a % of total securities(b) Mortgage rate(c) (a) Yield is calculated on the basis of amortized cost (b) Quarterly cash flows (c) Average 30-year Freddie Mac fixed mortgage rate  Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasury Bill investments was 2.18%  Excess cash was put to work in portfolio in 4Q20 ‒ Invested in higher yielding Agency Mortgage Securities during the quarter ‒ Continue to evaluate alternatives to deploy additional excess cash into securities while also maintaining flexibility to capitalize on higher interest rates as the economy continues to recover  Strategically positioned the portfolio allocation t o provide greater yield stability in a lower interest rate environment: ‒ Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages ‒ Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks ‒ Limited exposure to net unamortized premiums on mortgage securities ‒ Quarterly mortgage security cash flows as a % of the portfolio increased a modest 4% with mortgage rates ~2.00% lower  Portfolio average life of 5.0 years and duration of 4.9 years at 12/31/2020 18 4% 3% 4% 4% 5% 5% 7% 8% 8% 4.8% 3.5% 3.3% 3.0% 2.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

4Q20 Balance Sheet Highlights (a)



Loan Composition
Deposit Mix
Other 6%
Fixed 40%
1M LIBOR 38.0%
Prime 10%
3M LIBOR 6%
Noninterest-bearing 32%
Interest-bearing 68%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~60% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $36 B investment portfolio structured to provide greater yield stability in a lower rate environment
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Nominal exposure to further rate declines with protection against negative interest rates
  - Hedge program initiated in 3Q18 significantly reduced impact of 2020 rate declines (~$31 B in executions through 2Q20)
  - 90+% of existing Libor loan portfolio contain floors (at or above 0%), with floors incorporated into all new Libor loan contracts
  - Disciplined risk management approach with $3.8 B in A/LM swap executions in 4Q20 as proactive replacement of 1Q21 maturities
- Substantial investment opportunities to monetize higher term rate levels
  - $18+ B in cash and short-term treasuries
  - $20+ B in projected annual fixed rate investments across loan, security, and derivative portfolios
- Total active hedge portfolio of $33.9 B at 12/31/2020



4Q20
$21.0 B
$7.9 B
$5.0 B
A/LM Swaps
Debt Swaps
Floors

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(a) Loan and deposit statistics based on 12/31/2020 ending balances

19

Credit Quality Trends

Delinquencies to Period-end Total Loans

Continuing operations



.80%
.60%
.40%
.20%
.00%
.35%
.24%
.10%
.08%
4Q19
1Q20
2Q20
3Q20
4Q20
30 – 89 days delinquent
90+ days delinquent

Criticized Outstandings [(a)] to Period-end Total Loans

Continuing operations



6.0%
4.0%
2.0%
.0%
2.6%
4.3%
4Q19
1Q20
2Q20
3Q20
4Q20

Metric [(b)]	4Q20	3Q20	2Q20	1Q20	4Q19
Delinquencies to EOP total loans: 30-89 days	.24 %	.33 %	.39 %	.38 %	.35 %
Delinquencies to EOP total loans: 90+ days	.08	.07	.08	.12	.10
NPLs to EOP portfolio loans	.78	.81	.72	.61	.61
NPAs to EOP portfolio loans + OREO + Other NPAs	.92	.97	.89	.82	.75
Allowance for credit losses to period-end loans	1.80	1.88	1.80	1.47	1.02
Allowance for credit losses to NPLs	232.2	232.4	250.8	240.5	167.8

(a) Loan and lease outstandings
(b) From continuing operations

20

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs [b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	12/31/20	4Q20	4Q20	4Q20	12/31/20	12/31/20	12/31/20	12/31/20
Commercial and industrial[a]	$ 52,907	$ 53,562	$ 104	.77%	$ 385	$ 678	1.28%	176.10%
Commercial real estate:								
Commercial Mortgage	12,687	12,862	1	.03	104	327	2.58	314.42
Construction	1,987	1,959	-	-	-	47	2.37	-
Commercial lease financing[c]	4,399	4,353	19	1.73	8	47	1.07	587.50
Real estate – residential mortgage	9,298	8,968	-	-	110	102	1.10	92.73
Home equity	9,360	9,410	-	-	154	171	1.83	111.04
Consumer direct loans	4,714	4,583	6	.52	5	87	1.85	N/M
Credit cards	989	973	5	2.04	2	128	12.94	N/M
Consumer indirect loans	4,844	5,040	-	-	17	39	.81	229.41
Continuing total	$ 101,185	$ 101,710	$ 135	.53%	$ 785	$ 1,626	1.61%	207.13%
Discontinued operations	710	722	(1)	(.55)	5	36	4.85	720.00
Consolidated total	$ 101,895	$ 102,432	$ 134	.5 2%	$ 790	$ 1,662	1.63%	210.38%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $127 million of commercial credit card balances at December 31, 2020; commercial and industrial average balances include $129 million of assets from commercial credit cards for the three months ended December 31, 2020
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $23 million at December 31, 2020. Principal reductions are based on the cash payments received from these related receivables

21

GAAP to Non -GAAP Reconciliation

$ in millions

	Three months ended			Twelve months ended	
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Tangible common equity to tangible assets at period end					
Key shareholders' equity (GAAP)	$ 17,981	$ 17,722	$ 17,038		
Less: Intangible assets [(a)]	2,848	2,862	2,910		
Preferred Stock [(b)]	1,856	1,856	1,856		
Tangible common equity (non-GAAP)	$ 13,277	$ 13,004	$ 12,272		
Total assets (GAAP)	$ 170,336	$ 170,540	$ 144,988		
Less: Intangible assets [(a)]	2,848	2,862	2,910		
Tangible assets (non-GAAP)	$ 167,488	$ 167,678	$ 142,078		
Tangible common equity to tangible assets ratio (non-GAAP)	7.9%	7.8%	8.6%		
Pre-provision net revenue					
Net interest income (GAAP)	$ 1,035	$ 1,000	$ 979	$ 4,034	$ 3,909
Plus: Taxable-equivalent adjustment	8	6	8	29	32
Noninterest income	802	681	651	2,652	2,459
Less: Noninterest expense	1,128	1,037	980	4,109	3,901
Pre-provision net revenue from continuing operations (non-GAAP)	$ 717	$ 650	$ 658	$ 2,606	$ 2,499
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 17,905	$ 17,730	$ 17,178	$ 17,636	$ 16,636
Less: Intangible assets (average) [(c)]	2,855	2,870	2,919	2,878	2,909
Preferred Stock (average)	1,900	1,900	1,900	1,900	1,755
Average tangible common equity (non-GAAP)	$ 13,150	$ 12,960	$ 12,359	$ 12,858	$ 11,972

(a) For the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, intangible assets exclude $4 million, $5 million, and $7 million, respectively, of period-end purchased credit card receivables

(b) Net of capital surplus

(c) For the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, intangible assets exclude $5 million, $5 million, and $8 million, respectively, of average purchased credit card receivables

22

GAAP to Non -GAAP Reconciliation

$ in millions	Three months ended 12/31/2020	Three months ended 9/30/2020	Three months ended 12/30/2019	Twelve months ended 12/31/2020	Twelve months ended 12/31/2019
Return on average tangible common equity from continuing operations					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 549	$ 397	$ 439	$ 1,223	$ 1,611
Plus: Notable items, after tax	-	-	29	-	183
Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items (non-GAAP)	$ 549	$ 397	$ 468	$ 1,223	$ 1,794
Average tangible common equity (non-GAAP)	13,150	12,960	12,359	12,858	11,972
Return on average tangible common equity from continuing operations (non-GAAP)	16.61%	12.19%	14.09%	9.51%	13.46%
Return on average tangible common equity from continuing operations excl. notable items (non-GAAP)	16.61%	12.19%	15.02%	9.51%	14.98%
Return on average tangible common equity consolidated					
Net income (loss) attributable to Key common shareholders (GAAP)	$ 556	$ 401	$ 442	$ 1,237	$ 1,620
Average tangible common equity (non-GAAP)	13,150	12,960	12,359	12,858	11,972
Return on average tangible common equity consolidation (non-GAAP)	16.82%	12.31%	14.19%	9.62%	13.53%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 1,128	$ 1,037	$ 980	$ 4,109	$ 3,901
Less: Intangible asset amortization	15	15	19	65	89
Adjusted noninterest expense (non-GAAP)	$ 1,113	$ 1,022	$ 961	$ 4,044	$ 3,812
Less: Notable items	-	-	22	-	100
Adjusted noninterest expense excl. notable items (non-GAAP)	$ 1,113	$ 1,022	$ 939	$ 4,044	$ 3,712
Net interest income (GAAP)	$ 1,035	$ 1,000	$ 979	$ 4,034	$ 3,909
Plus: Taxable-equivalent adjustment	8	6	8	29	32
Noninterest income	802	681	651	2,652	2,459
Total taxable-equivalent revenue (non-GAAP)	$ 1,845	$ 1,687	$ 1,638	$ 6,715	$ 6,400
Cash efficiency ratio (non-GAAP)	60.3%	60.6%	58.7%	60.2%	59.6%
Cash efficiency ratio excluding notable items (non-GAAP)	60.3%	60.6%	57.3%	60.2%	58.0%
Notable Items					
Provision for credit losses	-	-	$ 16	-	$ 139
Professional fees related to fraud loss	-	-	$ 4	-	$ 4
Efficiency initiative expenses	-	-	-	-	$ 76
Laurel Road acquisition expenses	-	-	-	-	$ 2
Pension settlement charge	-	-	$ 18	-	$ 18
Total notable items	-	-	$ 38	-	$ 239
Income taxes	-	-	$ 9	-	$ 56
Total notable items after tax	-	-	$ 29	-	$ 183

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